Exhibit 20.5
Page 1 of 3
                     Navistar Financial 1995 - B Owner Trust
                             For the Month of August
                     Distribution Date of September 15, 1997
                            Servicer Certificate #23

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $231,978,557.43
Beginning Pool Factor                                           0.4419048

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,739,635.43
     Interest Collected                                     $1,943,006.89

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $358,241.45
Total Additional Deposits                                     $358,241.45

Repos / Chargeoffs                                            $276,233.74
Aggregate Number of Notes Charged Off                                  81

Total Available Funds                                      $11,572,143.52

Ending Pool Balance                                       $222,431,428.51
Ending Pool Factor                                              0.4237181

Servicing Fee                                                 $193,315.46

Repayment of Servicer Advances                                $468,740.25

Reserve Account:
     Beginning Balance  (see Memo Item)                    $13,473,780.66
     Target Percentage                                               5.50%
     Target Balance                                        $12,233,728.57
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                   ($1,240,052.09)
     Ending Balance                                        $12,233,728.57

Current Weighted Average APR:                                      9.949%
Current Weighted Average Remaining Term (months):                  30.56

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $1,973,531.12     1,299
                                31 - 60 days             $571,038.69       409
                                60+  days                $189,706.68       108

     Total:                                            $2,734,276.49     1,336

     Balances:                  60+  days              $2,781,817.29       108

Memo Item - Reserve Account
     Prior Month                                      $12,758,820.66
+    Invest. Income                                       $54,810.36
+    Excess Serv.                                        $660,149.64
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $13,473,780.66

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  August

                                                                                  NOTES
                                                                 (Money Market)
                                            TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3      CERTIFICATES
                                       $525,000,000.00    $122,300,000.00    $100,000,000.00    $284,325,000.00    $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%             96.50%             3.50%
     Coupon                                                         5.75%              5.94%              6.05%             6.22%

Beginning Pool Balance                 $231,978,557.43
Ending Pool Balance                    $222,431,428.51

Collected Principal                      $9,270,895.18
Collected Interest                       $1,943,006.89
Charge - Offs                              $276,233.74
Liquidation Proceeds / Recoveries          $358,241.45
Servicing                                  $193,315.46
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                      $11,378,828.06

Beginning Balance                      $231,978,557.43              $0.00              $0.00    $217,924,861.89    $14,053,695.54

Interest Due                             $1,171,549.50              $0.00              $0.00      $1,098,704.51         $72,844.99
Interest Paid                            $1,171,549.50              $0.00              $0.00      $1,098,704.51         $72,844.99
Principal Due                            $9,547,128.92              $0.00              $0.00      $9,212,979.41        $334,149.51
Principal Paid                           $9,547,128.92              $0.00              $0.00      $9,212,979.41        $334,149.51

Ending Balance                         $222,431,428.51              $0.00              $0.00    $208,711,882.48     $13,719,546.03
Note / Certificate Pool Factor                                     0.0000             0.0000             0.7341             0.7466
   (Ending Balance / Original Pool Amount)
Total Distributions                     $10,718,678.42              $0.00              $0.00     $10,311,683.92        $406,994.50

Interest Shortfall                               $0.00              $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00              $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00              $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                             60,149.64
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $13,473,780.66
(Release) / Draw                        ($1,240,052.09)
Ending Reserve Acct Balance             $12,233,728.57

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  August

Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                  4                 3                  2                  1
                                          Apr-97            May-97            Jun-97             Jul-97             Aug-97

Beginning Pool Balance              $273,274,310.47    $261,855,828.72    $252,433,095.12    $242,048,135.75    $231,978,557.43

A)   Loss Trigger:
Principal of Contracts Charged Off      $440,255.43        $275,269.95        $237,065.53        $327,326.14        $276,233.74
Recoveries                              $743,300.95        $405,872.33        $222,549.50        $255,453.45        $358,241.45

Total Charged Off (Months 5, 4, 3)      $952,590.91
Total Recoveries (Months 3, 2, 1)       $836,244.40
Net Loss / (Recoveries) for 3 Mos       $116,346.51(a)

Total Balance (Months 5, 4, 3)      $787,563,234.31(b)

Loss Ratio Annualized  [(a/b) * (12)]       0.1773%

Trigger:  Is Ratio > 1.5%                       No
                                                                              Jun-97              Jul-97              Aug-97

B)   Delinquency Trigger:                                                   $3,165,346.99      $3,244,720.77      $2,781,817.29
     Balance delinquency 60+ days                                                1.25394%           1.34053%           1.19917%
     As % of Beginning Pool Balance                                              1.04757%           1.28030%           1.26454%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            2.3304%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer